UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On June 20, 2013, Ashford Hospitality Trust, Inc. ("Ashford” or the “Company”) issued a press release announcing that it has priced its follow-on public offering of 11,000,000 shares of common stock at $12.00 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,650,000 shares of common stock to cover over-allotments, if any. Settlement of the offering is expected to occur on June 26, 2013. Ashford intends to use the net proceeds of the offering to effect the planned spin-off of Ashford Hospitality Prime, Inc. that the Company announced on June 17, 2013, including, because of the way the spin-off is structured, to pay the common stock dividend just for this new share issue for the quarter ending June 30, 2013. If the spin-off is not effected, Ashford intends to use the net proceeds of the offering for other general corporate purposes, including, without limitation, financing future hotel-related investments, capital expenditures, working capital and repayment of debt or other obligations.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1	Press Release of the Company, dated June 20, 2013, furnished under Item 7.01, announcing the priced offering.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2013

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel